Exhibit 5.1

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1 L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

April 14, 2020

Reference: 99465/1

ESSA Pharma Inc.

Suite 720- 999 W Broadway Street

Vancouver, British Columbia V5Z 1K5

RE:	Registration Statement on Form F-3 of ESSA Pharma Inc.

We have acted as Canadian counsel to ESSA Pharma Inc. (the "Company"), a company continued under the laws of British Columbia, in connection with the offer and sale by the Company of up to US$35,000,000 of common shares in the capital of the Company (the "Shares"), pursuant to a Registration Statement on Form F-3 (Registration No. 333-225969) (the "Registration Statement"), filed by the Company on July 17, 2018 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus included in the Registration Statement (the "Base Prospectus"), and the prospectus supplement related to the Shares filed by the Company on April 13, 2020 with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the "Prospectus").

The offer and sale of the Shares is being made pursuant to that certain at-the-market equity offering sales agreement (the "Sales Agreement"), dated as of April 13, 2020, by and between the Company and Jefferies LLC.

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto) and the Prospectus. We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that the offer and sale of the Shares has been duly authorized by the Company and, when the Shares are issued and paid for in accordance with the terms of the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the reference to our firm under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus and to the filing of this opinion letter as an exhibit to a Current Report on Form 6-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

TORONTO	CALGARY	VANCOUVER	MontrÉal	OTTAWA	NEW YORK	LONDON	BEIJING

Blako, Cassels & Graydon LLP | blakes.com

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1 L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

Blake, Cassels & Graydon LLP

TORONTO	CALGARY	VANCOUVER	MontrÉal	OTTAWA	NEW YORK	LONDON	BEIJING

Blako, Cassels & Graydon LLP | blakes.com